Exhibit 99.1
SANUWAVE, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007

SANUWAVE, INC. AND SUBSIDIARIES
CONTENTS

Pages

Report of Independent Registered Accounting Firm	1

Consolidated Financial Statements

Balance Sheets	2

Statements of Income and Comprehensive Loss	3

Statements of Stockholders’ Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-27

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
To the Board of Directors and Stockholders of
SANUWAVE, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of
SANUWAVE, INC. AND SUBSIDIARIES
as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The Company is not required to have, nor were we engaged to perform an audit of internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SANUWAVE, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of approximately $9,409,000 and $12,074,000 during the years ended December 31, 2008 and 2007, respectively, and, as of those dates, had a working capital deficiency of approximately $418,000 and $500,000, respectively. As described more fully in Note (14) to the consolidated financial statements, the Company is economically dependent upon future capital contributions or financing to fund ongoing operations. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.
/s/ HLB Gross Collins, P.C.
Atlanta, Georgia
April 6, 2009, except as to
Note 1, 2, 3, 4, 12, 14, and 16, as to
which the date is August 25, 2009

SANUWAVE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007

	2008	2007
ASSETS

CURRENT ASSETS
Cash	$543,626	$693,033
Accounts receivable — trade, net of allowance for doubtful accounts of $64,490 in 2008 and $90,353 in 2007 (Note 1)	52,414	110,402
Inventory (Note 3)	684,750	691,857
Prepaid expenses	106,617	328,969
Current assets related to discontinued operations (Note 2)	1,285,017	2,207,794

TOTAL CURRENT ASSETS	2,672,424	4,032,055

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation (Note 4)	279,791	439,556
OTHER ASSETS	81,017	141,769
INTANGIBLE ASSETS, at cost, less accumulated amortization (Note 5)	2,454,051	2,760,807
NON-CURRENT ASSETS RELATED TO DISCONTINUED OPERATIONS (Note 2 and 4)	1,011,734	2,565,147

TOTAL ASSETS	$6,499,017	$9,939,334

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$975,811	$1,059,460
Payroll and related	820,397	635,122
Accrued expenses (Note 6)	448,242	469,839
Liabilities related to discontinued operations (Note 2)	845,593	2,367,216

TOTAL CURRENT LIABILITIES	3,090,043	4,531,637

NOTES PAYABLE, RELATED PARTIES (Note 9)	6,006,815	4,624,800

TOTAL LIABILITIES	9,096,858	9,156,437

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS’ EQUITY (DEFICIT)

CONVERTIBLE PARTICIPATING PREFERRED STOCK, par value $.01 per share, entitled to $100 per share in liquidation, 750,000 shares authorized, 283,250 and 226,500 shares issued and outstanding at December 31, 2008 and 2007, respectively	2,833	2,265

COMMON STOCK, par value $.01, 750,000 shares authorized,8,863.25 and 7,972.75 shares issued and outstanding at December 31, 2008 and 2007, respectively	89	80
ADDITIONAL PAID-IN CAPITAL	30,103,124	23,804,866
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	(196,646)	74,009
RETAINED EARNINGS (DEFICIT)	(32,507,241)	(23,098,323)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,597,841)	782,897

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,499,017	$9,939,334

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

SANUWAVE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS
Years Ended December 31, 2008 and 2007

	2008	2007

REVENUE	$1,045,858	$1,199,779

COST OF REVENUES	352,723	256,188

GROSS PROFIT	693,135	943,591

OPERATING EXPENSES
Research and development	3,675,631	1,965,432
General and administrative	7,801,416	9,827,927
Depreciation	276,724	161,352
Amortization	306,756	319,165

TOTAL OPERATING EXPENSES	12,060,527	12,273,876

OPERATING LOSS	(11,367,392)	(11,330,285)

OTHER EXPENSE
Interest expense	(306,843)	(270,315)
Loss on foreign currency exchange	(52,528)	(17,694)

TOTAL OTHER EXPENSE	(359,371)	(288,009)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,726,763)	(11,618,294)

INCOME TAX BENEFIT (Note 7)	333,718	—

LOSS FROM CONTINUING OPERATIONS	(11,393,045)	(11,618,294)

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of income tax (Note 2)	1,984,127	(455,367)

NET LOSS	(9,408,918)	(12,073,661)

OTHER COMPREHENSIVE INCOME (LOSS), net of tax
Foreign currency translation adjustments	(270,655)	62,793

TOTAL COMPREHENSIVE LOSS	$(9,679,573)	$(12,010,868)

EARNINGS (LOSS) PER SHARE:
Net loss from continuing operations — basic	$(1,402.74)	$(1,460.69)

Net loss from continuing operations — diluted	$(1,402.74)	$(1,460.69)

Net income (loss) from discontinued operations — basic	$244.29	$(57.25)

Net income (loss) from discontinued operations — diluted	$244.29	$(57.25)

Net loss — basic	$(1,158.45)	$(1,517.94)

Net loss — diluted	$(1,158.45)	$(1,517.94)

Basic weighted-average common shares outstanding	8,122	7,954

Diluted weighted-average common shares outstanding	8,122	7,954

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

SANUWAVE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2008 and 2007

							Accumulated
	Preferred Stock		Common Stock				Other
	Number of		Number of		Additional Paid-	Retained Earnings	Comprehensive
	Shares	Par Value	Shares	Par Value	in Capital	(Deficit)	Income (Loss)	Total

Balances as of December 31, 2006	115,000	$1,150	7,765.25	$78	$12,470,750	$(11,024,662)	$11,216	$1,458,532
Net loss	—	—	—	—	—	(12,073,661)	—	(12,073,661)
Stock-based compensation	—	—	—	—	164,483	—	—	164,483
Shares issued	111,500	1,115	207.50	2	11,169,633	—	—	11,170,750
Foreign currency translation adjustments	—	—	—	—	—	—	62,793	62,793

Balances as of December 31, 2007	226,500	2,265	7,972.75	80	23,804,866	(23,098,323)	74,009	782,897
Net loss	—	—	—	—	—	(9,408,918)	—	(9,408,918)
Stock-based compensation	—	—	—	—	534,785	—	—	534,785
Shares issued	56,750	568	890.50	9	5,763,473	—	—	5,764,050
Foreign currency translation adjustments	—	—	—	—	—	—	(270,655)	(270,655)

Balances as of December 31, 2008	283,250	$2,833	8,863.25	$89	$30,103,124	$(32,507,241)	$(196,646)	$(2,597,841)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

SANUWAVE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(11,393,045)	$(11,618,294)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	306,756	319,165
Accrued interest	307,015	269,306
Depreciation	276,724	161,352
Bad debt recovery	(31,861)	10,748
Stock-based compensation	534,785	164,483
Change in assets — (increase) / decrease
Accounts receivable — trade	89,851	(7,613)
Inventory	7,107	(520,703)
Prepaid expenses	222,352	(129,570)
Other assets	60,752	(14,910)
Change in liabilities — increase / (decrease)
Accounts payable and accrued expenses	80,030	(1,239,913)

NET CASH USED BY CONTINUING OPERATIONS	(9,539,534)	(12,605,949)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	2,530,132	2,138,531

NET CASH USED BY OPERATING ACTIVITIES	(7,009,402)	(10,467,418)

CASH FLOWS FROM INVESTING ACTIVITIES
Continuing operations
Purchase of property and equipment	(116,962)	(335,247)

NET CASH USED BY CONTINUING OPERATIONS	(116,962)	(335,247)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	408,562	74,059

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	291,600	(261,188)

CASH FLOWS FROM FINANCING ACTIVITIES
Continuing operations
Proceeds from notes payable, related parties	1,075,000	—
Proceeds from sale of common stock	89,050	20,750
Proceeds from sale of preferred stock	5,675,000	11,150,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,839,050	11,170,750

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(270,655)	62,793

NET INCREASE (DECREASE) IN CASH	(149,407)	504,937

CASH, BEGINNING OF YEAR	693,033	188,096

CASH, END OF YEAR	$543,626	$693,033

SUPPLEMENTAL DISLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$398	$865

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies
Description of the business — SANUWAVE, Inc. and Subsidiaries (the “Company”) is a global medical technology company focused on the development and utilization of Pulsed Acoustic Cellular Expression (PACE) technology for advanced wound care, orthopedic\spine, plastic\cosmetic, and cardiac conditions. Headquartered in Alpharetta, Georgia with international offices in Lengwil, Switzerland and Tokyo, Japan, the Company designs, manufactures, markets, and services the Company’s industry leading products worldwide. Operations outside of the United States are subject to risk inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investments and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. The Company does not engage in hedging activities to mitigate its exposure to fluctuations in foreign currency exchange rates. During the year ended December 31, 2008 and 2007, the Company reported approximately $1,011,000 and $178,000, respectively, in net losses from foreign subsidiaries. Total assets of foreign operations were approximately $1,533,000 and $2,405,000 at December 31, 2008 and 2007, respectively.
The significant accounting policies followed by the Company are summarized below:
Foreign currency translation — The functional currencies of the Company’s foreign operations are the local currencies. The financial statements of the Company’s foreign subsidiaries have been translated into United States dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation.” All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of accumulated other comprehensive income (loss) in the consolidated statements of stockholders’ equity. Transactions in currencies other than the United States dollar during the year are converted into the United States dollar at exchange rates on the transaction date. Transaction gains and losses are recognized in the current net loss.
Principles of consolidation — The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Estimates — These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depend on future events, the preparation of consolidated financial statements for any period necessarily involves the use of estimates and assumptions. Actual amounts may differ from these estimates. These consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized herein. Significant estimates include the recording of allowances for doubtful accounts, estimated useful life of property and equipment, accrued expenses, and the determination of the valuation of allowances for deferred taxes.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies (continued)
Cash — For purposes of the consolidated financial statements, liquid instruments with an original maturity of 90 days or less are considered cash.
Concentration of credit risk — Management routinely assesses the financial strength of its customers and, as a consequence, believes accounts receivable are stated at the net realizable value and credit risk exposure is limited. The Company maintains its cash in bank accounts which at times may exceed federally insured limits. The Company does not believe it is exposed to any significant credit risk in such accounts.
Accounts receivable — Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance. At December 31, 2008 and 2007, the allowances for doubtful accounts were $64,490 and $90,353, respectively. Receivables are considered past due on average if greater than 30 days old. The following is a summary of accounts receivable allowances:

	2008	2007
Balance at beginning of year	$90,353	$85,605
Less: reserve adjustments	(28,191)	(1,631)
Less: write-offs	(3,226)	(164)
Add: foreign currency translation	5,554	6,543

Balance at end of year	$64,490	$90,353

Inventory — Inventory consists of finished medical equipment and parts and is stated at the lower of cost or market. Cost has been determined on a weighted average basis. Market is based upon realizable value less allowance for selling and distribution expenses.
Depreciation of property and equipment — The straight-line method of depreciation is used for computing depreciation on all property and equipment. Depreciation is based on estimated useful lives as follows: OssaTron devices, 3 to 5 years; vehicles and equipment, 3 to 5 years; leasehold improvements, 3 years; software, 2 years; and furniture and fixtures, 3 years.
Impairment of long-lived assets — The Company reviews long-lived assets, other than goodwill and other intangible assets with indefinite lives, for impairment whenever facts and circumstances indicate that the carrying amounts of the assets may not be recoverable. An impairment loss is recognized only if the carrying amount of the asset is not recoverable and exceeds its fair value. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the asset’s carrying value is not recoverable, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. The Company determines fair value by using a combination of comparable market values and discounted cash flows, as appropriate.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies (continued)
Intangible assets — Intangible assets are recorded at cost. Intangible assets subject to amortization include patents. Patents are amortized on a straight-line basis over the average remaining life of 11.4 years.
Fair value of financial instruments — The book values of trade accounts receivable, trade accounts payable, and other financial instruments approximate their fair values, principally because of the short-term maturities of these instruments. The fair value of the Company’s long-term debt is estimated based on current rates offered to the Company for debt of similar terms and maturities.
Revenue recognition — Sales of medical devices including related accessories are recognized when shipped to the customer. Fees from services performed are recognized when the procedure is performed.
Shipping and handling costs — Shipping charges billed to customers are included in revenue. Shipping and handling costs have been recorded in cost of revenues.
Deferred income taxes — Deferred income taxes are provided for transactions which are reported in different years for financial statement purposes than for income tax purposes. The Company has adopted Financial Accounting Standards Board Statement No. 109 as its method of computing deferred income taxes. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary.
On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax provisions should be recognized, measured, presented and disclosed in the consolidated financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions would “more-likely-than-not” be sustained if challenged by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year.
Effective January 1, 2007, the Company adopted FIN No. 48 “Accounting for Uncertainty in Income Taxes”. FIN 48 specifies the way public companies are to account for uncertainties in income tax reporting, and prescribes a methodology for recognizing, reversing, and measuring the tax benefits of a tax position taken, or expected to be taken, in a tax return. The adoption of FIN 48 did not have a material effect on the Company.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies (continued)
Earnings (loss) per share — The Company has adopted SFAS No. 128, “Earnings per Share”, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. The Company calculates basic net income (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding during the period. The Company calculates diluted net income (loss) per share in a similar manner, but include the dilutive effect of stock options and nonvested restricted shares (units) as measured under the treasury stock method. Share-based payment awards that are contingently issuable upon the achievement of a specified market or performance condition are included in the diluted net income (loss) per share calculation in the period in which the condition is satisfied. To the extent that securities are antidilutive, they are excluded from the calculation of diluted net income (loss) per share (Note 8).
Comprehensive income — The Company has adopted SFAS No. 130, “Reporting Comprehensive Income.” This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net income (loss), include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.
Stock-based compensation — The Company uses the fair value method of accounting prescribed by SFAS No. 123(R), “Accounting for Stock-Based Compensation”, for its employee stock option program. Under SFAS No. 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the stock award (generally four years) using the straight-line method.
Advertising costs — Advertising costs are expensed in the period incurred. Advertising expense for the years ended December 31, 2008 and 2007, was $79,014 and $55,903, respectively.
Research and Development — Research and development costs are expensed as incurred.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies (continued)
Discontinued operations — The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
On October 31, 2008, the Company discontinued the OssaTron mobile service business and sold certain assets for a total cash consideration of $400,000 to a minority shareholder of the Company. As a result of the sale, the Company recorded a gain of approximately $106,000. The long-lived assets and other assets and liabilities related to the OssaTron mobile service business have been designated as held-for-sale.
On June 3, 2009, the Company sold the net assets and liabilities of the veterinary business. In accordance with SFAS No. 144, the long-lived assets and other assets and liabilities related to the business have been designated as held-for-sale.
As required by SFAS No. 144, the results of operations from these businesses have been reported as discontinued operations in the consolidated statements of income and comprehensive loss. All of the assets and liabilities related to these discontinued operations have been reclassified to current assets, non-current assets, and current liabilities related to discontinued operations, as applicable.
The results of operations for these businesses allocated to discontinued operations were those results the Company believes will be eliminated from the ongoing operations of the entity as a result of the disposal transactions. The Company identified such results via a line item review of the statement of operations for SANUWAVE, Inc and Subsidiaries. The income tax rate used for the tax effect of the discontinued operations is based on the effective tax rate for the Company.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies (continued)
Recent pronouncements — In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157”). SFAS 157 defines fair value, established a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In December 2007, the FASB released a proposed FASB Staff Position (FSP FAS 157-b-Effective Date of FASB Statement No. 157) which, if adopted as proposed, would delay the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). In February 2008, the FASB issued FASB Staff Position FAS 157-2, “Effective Date of FASB Statement No. 157” (the “FSP”). The FSP delayed, for one year, the effective date of FAS 157 for all nonfinancial assets and liabilities, except those that are recognized or disclosed in the consolidated financial statements on at least an annual basis. The implementation of SFAS No. 157 for financial assets and financial liabilities, effective January 1, 2008, did not have a material impact on the Company.
In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations”. SFAS 141(R) changes the accounting for business combinations including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for preacquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for certain tax adjustments for the prior business combinations.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 changes the accounting for noncontrolling (minority) interests in consolidated financial statements including the requirements to classify noncontrolling interests as a component of consolidated stockholders equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to noncontrolling interest reported as part of consolidated earnings. Additionally, SFAS 160 revises the accounting for both increases and decreases in a parent’s controlling ownership interest. SFAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company does not expect SFAS 160 to have a material effect on its consolidated financial statements.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies (continued)
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS 161). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact of SFAS 161 and does not expect it to have a material effect on its consolidated financial statements.
In April 2008, the FASB issued FASB Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of FSP 142-3.
In May 2008, the FASB issued SFAS No. 162, “The Hierarch of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board auditing amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.
At the November 24, 2008 meeting, the FASB ratified the consensus reached in EITF Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”). Because of the significant changes to the guidance on subsidiary acquisitions and subsidiary equity transactions and the increased use of fair value measurements as a result of SFAS 141(R) and SFAS 160, questions have arisen regarding the application of that accounting guidance to equity method investments. EITF 08-6 provides guidance for entities that acquire or hold investments accounted for under the equity method. This issue is effective for transactions occurring in fiscal years and interim periods beginning on or after December 15, 2008. Early adoption is not permitted. The Company is currently evaluating the impact, if any, of this statement on its consolidated financial statements.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(1)	Summary of significant accounting policies (continued)
On April 9, 2009, the FASB issued three Staff Positions (“FSP”): (1) FSP FAS 157-4, which provides guidance on determining fair value when market activity has decreased; (2) FSP FAS 115-2 and FAS 124-2, which addresses other-than-temporary impairments for debt securities; and (3) FSP FAS 107-1 and APB 28-1, which discusses fair value disclosures for financial instruments in interim periods. These FSPs are effective for interim and annual periods ending after June 15, 2009, with early adoption permitted. The Company is currently evaluating the impact, if any, of these FSPs on its consolidated financial statements.
Reclassifications — Certain accounts in the prior-year consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year consolidated financial statements.
(2)	Discontinued operations
On October 31, 2008, the Company discontinued its OssaTron mobile service business. The Company sold certain assets for a total cash consideration of $400,000 to a minority shareholder of the Company and recorded a gain of approximately $106,000.
On June 3, 2009, the Company sold its veterinary business for a total cash consideration of $3,500,000. As a result of the sale, the Company recorded a gain of approximately $2,492,300.
Accordingly, the Company’s consolidated financial statements have been prepared with the net assets, results of operations, and cash flows of these businesses displayed separately as “discontinued operations.”

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(2)	Discontinued operations (continued)
The operating results of the discontinued operations are summarized as follows for the years ended December 31, 2008 and 2007:

	2008	2007
Revenue	$5,779,988	$6,609,173
Cost of revenues	1,067,467	1,245,034

Gross profit	4,712,521	5,364,139

Operating income (expenses)
Facility fee adjustment	1,291,583	—
Depreciation expense	(1,176,931)	(1,676,269)
Other operating expenses	(2,705,438)	(3,808,708)

Total operating income (expenses)	(2,590,786)	(5,484,977)

Operating income (loss)	2,121,735	(120,838)

Other income (expense)	196,110	(334,529)

Income (loss) from discontinued operations before income taxes	2,317,845	(455,367)
Income tax expense	333,718	—

Net income (loss) from discontinued operations, net of income tax	$1,984,127	$(455,367)

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(2)	Discontinued operations (continued)
As of December 31, 2008 and 2007, the Company’s assets and liabilities related to discontinued operations were as follows:

	2008	2007
Cash	$127,001	$156,190
Accounts receivable — trade, net	581,200	1,240,537
Inventory	558,543	784,078
Prepaid expenses and other current assets	18,273	26,989

Total current assets	1,285,017	2,207,794

Property and equipment, net	1,011,734	2,565,147

Total assets	2,296,751	4,772,941

Accounts payable and accrued expenses	(845,593)	(2,367,216)

Net assets of discontinued operations	$1,451,158	$2,405,725

(3)	Inventory
Inventory consists of the following at December 31, 2008 and 2007:

	2008	2007
Inventory — finished goods	$294,039	$258,393
Inventory — parts	390,711	433,464

Total	$684,750	$691,857

Inventory related to discontinued operations (Note 2) consists of the following at December 31, 2008 and 2007:

	2008	2007
Inventory — finished goods	$258,035	$345,589
Inventory — parts	300,508	438,489

Total	$558,543	$784,078

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(4)	Property and equipment
Property and equipment consists of the following at December 31, 2008 and 2007:

	2008	2007
Cost
Machines and equipment	$204,711	$143,786
Office and computer equipment	353,098	339,187
Leasehold improvements	91,590	90,191
Furniture and fixtures	34,915	33,258
Software	40,233	33,043
Other assets	21,688	4,191

Total	746,235	643,656
Accumulated depreciation	(466,444)	(204,100)

Net property and equipment	$279,791	$439,556

The aggregate depreciation charged to operations was $276,724 and $161,352 for the years ended December 31, 2008 and 2007, respectively. The depreciation policies followed by the Company are described in Note (1).
Property and equipment related to discontinued operations (Note 2) consists of the following at December 31, 2008 and 2007:

	2008	2007
Cost
OssaTron devices	$4,837,165	$6,027,699
Vehicles and equipment	376,511	582,414
Furniture and fixtures	9,765	7,935
Software	4,238	3,444
Office and computer equipment	1,941	1,578
Other assets	8,520	—

Total	5,238,140	6,623,070
Accumulated depreciation	(4,226,406)	(4,057,923)

Net property and equipment	$1,011,734	$2,565,147

The aggregate depreciation charged to discontinued operations was $1,176,931 and $1,676,269 for the years ended December 31, 2008 and 2007, respectively. The depreciation policies followed by the Company are described in Note (1).

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(5)	Intangible assets
Intangible assets consist of the following at December 31, 2008 and 2007:

	2008	2007
Cost
Patents, at cost	$3,502,135	$3,502,135
Less accumulated amortization	(1,048,084)	(741,328)
Net intangible assets	$2,454,051	$2,760,807

The aggregate amortization charged to amortization expense was $306,756 and $319,165 for the years ended December 31, 2008 and 2007, respectively. The amortization policies followed by the Company are described in Note (1).
Amortization expense for the future years is summarized as follows:

Years ending December 31,	Amount

2009	$306,756
2010	306,756
2011	306,756
2012	306,756
2013	306,756
2014 and thereafter	920,271

Total	$2,454,051

The weighted average amortization for intangible assets is as follows:

		Weighted
		Average
	Amount	(Years)

Patents	$3,502,135	11.4

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(6)	Accrued expenses
Accrued expenses consist of the following at December 31, 2008 and 2007:

	2008	2007
Accrued clinical site payments	$195,773	$—
Accrued professional fees	103,160	288,827
Accrued other	149,309	181,012

	$448,242	$469,839

(7)	Income taxes
Deferred income taxes are provided for temporary differences between the carrying amounts and tax bases of assets and liabilities. Deferred taxes are classified as current or noncurrent based on the financial statement classification of the related asset or liability giving rise to the temporary difference. For those deferred tax assets or liabilities (such as the tax effect of the net operating loss carryforward) which do not relate to a financial statement asset or liability, the classification is based on the expected reversal date of the temporary difference.
The income tax provision (benefit) consists of the following at December 31, 2008 and 2007:

	2008	2007
Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	(2,770,299)	(2,623,671)
State	(304,374)	(288,264)
Foreign	(194,144)	(34,098)
Change in valuation allowance	3,268,817	2,946,033

	—	—

Income tax (benefit)	$—	$—

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(7)	Income taxes (continued)
The tax effects of temporary differences that give rise to the deferred tax assets (liabilities) at December 31, 2008 and 2007, are as follows:

	2008	2007
Deferred tax assets:
Net operating loss carryforward	$10,804,862	$8,048,857
Excess of tax basis over book value of intangible assets	401,600	397,572
Stock-based compensation	337,628	62,068
Other	21,201	15,069
Valuation allowance	(11,529,998)	(8,261,181)

Total deferred tax assets	35,293	262,385

Deferred tax liabilities:
Excess of book value over tax basis of property and equipment	35,293	262,385

Deferred tax, net	$—	$—

The difference between the amount of reported income tax benefit and the tax benefit determined by applying the federal statutory tax rate of 35% to the pre-tax income from continuing operations is attributable primarily to the increase in the valuation allowance of $3,268,817 and $4,286,107 for 2008 and 2007, respectively. The schedule of federal net operating loss carryforwards at December 31, 2008 will expire as follows:

Years ending December 31,	Amount
2025	$1,376,740
2026	9,428,700
2027	10,291,249
2028	6,788,977

Total	$27,885,666

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(8)	Earnings (loss) per share
The Company reports basic and diluted earnings per share in accordance with SFAS No. 128, “Earnings Per Share (“SFAS No. 128”). Basic earnings per share excludes the dilutive effects of options and warrants. Diluted earnings per share includes only the dilutive effects of common stock equivalents such as stock options and warrants.
The following table sets forth the computation of basic and diluted earnings per share pursuant to SFAS 128.

	2008	2007
Numerator:
Net loss from continuing operations	$(11,393,045)	$(11,618,294)

Net income (loss) from discontinued operations	$1,984,127	$(455,367)

Net loss	$(9,408,918)	$(12,073,661)

Denominator:
Denominator for basic earnings per share — weighted average shares outstanding during the period	8,122	7,954

Effect of dilutive securities:
Preferred stock	—	—
Notes payable	—	—
Stock options	—	—

Denominator for diluted earnings (loss) per share — adjusted weighted average shares and assumed conversions	8,122	7,954

Net loss from continuing operations per share — basic	$(1,402.74)	$(1,460.69)

Net loss from continuing operations per share — diluted	$(1,402.74)	$(1,460.69)

Net income (loss) from discontinued operations per share — basic	$244.29	$(57.25)

Net income (loss) from discontinued operations per share — diluted	$244.29	$(57.25)

Net loss per share — basic	$(1,158.45)	$(1,517.94)

Net loss per share — diluted	$(1,158.45)	$(1,517.94)

As a result of the net loss for the years ended December 31, 2008 and 2007, respectively, all potentially dilutive shares were anti-dilutive and therefore excluded from the computation of diluted net loss per share. The anti-dilutive common shares totaled 295,954 shares and 178,151 shares for the years ended December 31, 2008 and 2007, respectively.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(9)	Notes payable, related parties
The notes payable consists of the following at December 31, 2008 and 2007:

	2008	2007

Notes payable, unsecured, bearing interest at 6% to HealthTronics, a common shareholder of the Company. The notes were issued in conjunction with the Company’s purchase of the orthopedic division of HealthTronics on August 1, 2005. Quarterly interest through June 30, 2010, is accrued and added to the principal balance. Interest is paid quarterly in arrears beginning September 30, 2010. All remaining unpaid accrued interest and principal is due August 1, 2015. Accrued interest totaled $911,564 and $624,800 at December 31, 2008 and 2007, respectively.	$4,911,564	$4,624,800

Notes payable, unsecured, bearing interest at 15% to Prides Capital and NightWatch Capital, preferred shareholders of the Company. Quarterly interest through December 31, 2008, is accrued and added to the principal balance. Interest is paid quarterly in arrears beginning December 31, 2008, if elected by the Holder. As of December 31, 2008, the Holder has not elected to have interest paid. All remaining unpaid accrued interest and principal is due September 30, 2011. Accrued interest totaled $20,251 at December 31, 2008. All or any portion of the unpaid principal can be converted into preferred stock with a conversion price of $100 per share.
	1,095,251	—

Total	6,006,815	4,624,800
Less current portion	—	—

Non current portion	$6,006,815	$4,624,800

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(9)	Notes payable, related parties (continued)
Maturities on long-term notes payable are as follows:

Years ending December 31,	Amount

2009	$—
2010	—
2011	1,095,251
2012	—
2013	—
2014 and thereafter	4,911,564

Total	$6,006,815

Interest expense on related parties notes payable totaled $307,015 and $269,306 for the years ended December 31, 2008 and 2007, respectively.
(10)	Common stock
On December 21, 2007, the number of authorized shares of common stock was increased from 275,000 to 750,000 shares.
In October, 2008, the Company sold 890.50 shares of common stock at $100 per share to an existing shareholder for total cash proceeds of $89,050.
(11)	Convertible participating preferred stock
During the year ended December 31, 2008 and 2007, the Company issued 56,750 and 111,500 shares of Series A convertible participating preferred stock at $100 per share for a total cash proceeds of $5,675,000 and $11,150,000, respectively. On December 21, 2007, the number of authorized shares of preferred stock was increased from 200,000 to 750,000 shares.
Conversion
Each share of Series A convertible participating preferred stock, at the option of the holder, is convertible into a number of duly authorized, validly issued, fully paid and non-assessable shares of common stock as determined by multiplying the number of shares of Series A convertible participating preferred stock being converted by the applicable conversion rate. The conversion rate in effect at any time is determined by dividing the preferred stock issue price plus an amount equal to the per share value of all accrued and unpaid dividends by the conversion price in effect at that time.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(11)	Convertible participating preferred stock (continued)
Dividends
The holders of the Series A convertible participating preferred stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on preferred stock are in preference to and prior to any payment of any dividends on common stock and are non cumulative. As of December 31, 2008 and 2007, no dividends had been declared.
Liquidation preference
In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A convertible participating preferred stock are entitled to receive prior to, and in preference to, any distribution to the common stockholders, an amount equal to the greater of $100 per share plus accrued but unpaid dividends, or such amount per share as would have been payable had all shares of the Series A convertible participating preferred stock been converted to common stock immediately prior to such event of liquidation, dissolution or winding up. In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the shares of Series A convertible participating preferred stock in proportion to the full preferential amount each is otherwise entitled to receive.
After the distributions described above have been paid in full, the remaining assets of the Company available for distribution shall be distributed pro-rata to the holders of the shares of common stock.
Voting rights
Each Series A convertible participating preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible.
(12)	Commitments and contingencies
The Company leases office and warehouse space. Rent expense for the years ended December 31, 2008 and 2007, was $615,678 and $522,867, respectively. Minimum future lease payments under noncancellable operating leases consist of the following:

Years ending December 31,	Amount

2009	$273,394
2010	69,303

Total	$342,697

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(12)	Commitments and contingencies (continued)
The Company is involved in various legal matters that have arisen in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that the resolution will not have a material adverse effect on the financial position or results of operations of the Company.
(13)	401k plan
The Company sponsors a 401k plan that covers all employees who meet the eligibility requirements. The Company matches 50% of employee contributions up to 6% of their compensation. The Company contributed $78,717 and $65,490 to the plan for the years ended December 31, 2008 and 2007, respectively.
(14)	Going concern
As shown in the accompanying consolidated financial statements, the Company incurred a net loss of approximately $9,409,000 and $12,074,000 during the years ended December 31, 2008 and 2007, respectively. At December 31, 2008 and 2007, the Company’s current liabilities exceeded its current assets by approximately $418,000 and $500,000, respectively. Those factors create an uncertainty about the Company’s ability to continue as a going concern. Management of the Company believes the Company’s current investors and/or potential additional investors, as well as possible asset sales, will provide the necessary funding for the Company (Note 16). The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is economically dependent upon future capital contributions or financing to fund ongoing operations. For the years ended December 31, 2008 and 2007, an additional 56,750 and 111,500, respectively, shares of Series A convertible participating preferred stock were issued to existing stockholders for total cash proceeds of $5,675,000 and $11,150,000, respectively (Note 11). During 2008, the Company obtained cash infusions totaling $1,075,000 in the form of notes payable from related parties (Note 9). The notes payable can be converted into additional shares of convertible participating preferred stock with all or any portion of the unpaid principal at a conversion price of $100 per share.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(15)	Stock-based compensation
During 2006, the Company approved the 2006 Stock Incentive Plan (“the Plan”) and certain Nonstatutory Stock Option Agreements with key employees. The Nonstatutory Stock Option Agreements have terms substantially the same as the Plan. As of December 31, 2008, the Plan reserved approximately 41,000 shares of $.01 par value common stock for grant. The Plan permits granting of awards to selected employees and directors of the Company in the form of options to purchase shares of common stock. Options granted may include Nonstatutory Options as well as Non-qualified Incentive Stock Options. The Plan is currently administered by the Board of Directors. The Plan gives broad powers to the Board of Directors to administer and interpret the particular form and conditions of each option. The stock options granted were nonstatutory options which, under the Plan, vest equally over a four year period, and have a 10-year term. The options were granted to employees at an exercise price of $100 per share, which was deemed to be the fair market value of the common stock on the date of the grant. It is the Company’s policy to issue new stock certificates to satisfy stock option exercises.
Using the Black-Scholes option pricing model, management has determined that the options have a weighted average fair value per share of $48.51 at December 31, 2008 and $48.48 at December 31, 2007, resulting in a total compensation cost of $2,181,774 and $700,567 in 2008 and 2007, respectively. Compensation cost will be recognized over the weighted average four year service period. For the years ended December 31, 2008 and 2007, the Company recognized $534,785 and $164,483, respectively, as compensation cost and recorded a related deferred tax benefit of $337,628 and $62,068, respectively. The remaining $1,287,052 and $340,630, respectively, of compensation cost will be recognized over the next three years at an average rate of approximately $430,000 and $110,000 per year, respectively.
The assumptions used and the calculated fair value of options is as follows:

	2008	2007
Expected life in years	6.0	6.0
Risk free interest rate	3.29%	4.62%
Weighted average volatility	46.30%	46.30%
Expected dividiend yield (1)	—	—

(1)	The Company has not paid dividends on its common stock and does not expect to pay dividends on its common stock in the near future.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(15)	Stock-based compensation (continued)
A summary of option activity as of December 31, 2008 and 2007, and the changes during the years ended December 31, 2008 and 2007, is presented as follows:

		Weighted
		Average
		Exercise
	Options	Price
Outstanding as of December 31, 2006	14,394	$100
Granted	725	100
Exercised	—	—
Forfeited or expired	(561)	100

Outstanding as of December 31, 2007	14,558	100
Granted	30,496	100
Exercised	(890)	100
Forfeited or expired	(3,238)	100

Outstanding as of December 31, 2008	40,926	100

Exercisable	25,726	$100

The weighted average remaining contractual term for outstanding and exercisable stock options is 9.0 years as of December 31, 2008, and 9.5 years as of December 31, 2007.
A summary of the Company’s nonvested options as of December 31, 2008 and 2007, and changes during the years ended December 31, 2008 and 2007, is presented as follows:

		Weighted
		Average
		Grant-Date
	Shares	Fair Value
Nonvested options, December 31, 2006	11,480	$468,254
Granted	725	36,859
Vested	(3,235)	(145,071)
Forfeited or expired	(421)	(19,412)

Nonvested options, December 31, 2007	8,549	340,630
Granted	30,496	1,481,207
Vested	(20,875)	(377,615)
Forfeited or expired	(2,970)	(157,170)

Nonvested options, December 31, 2008	15,200	$1,287,052

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007
(16)	Subsequent event
For the period January 1, 2009 through May 31, 2009, the Company issued additional notes payable, related parties to Prides Capital for $2,125,000. The terms are the same as the notes payable, related parties issued in 2008 (Note 9).
On June 3, 2009, the Company sold its veterinary business for a total cash consideration of $3,500,000. As a result of the sale, the Company recorded a gain of approximately $2,492,300 (Note 2).
(17)	Segmented information
Subsequent to discontinuing the OssaTron mobile service business and selling the veterinary business line (Note 2), the Company has only one line of business and substantially all assets are located in the United States.

SANUWAVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,139,068	$543,626
Accounts receivable — trade, net of allowance for doubtful accounts of $31,411 in 2009 and $64,490 in 2008	89,324	52,414
Inventory (Note 6)	579,807	684,750
Prepaid expenses	125,576	106,617
Due from Pulse Veterinary Technologies, LLC	217,834	—
Current assets related to discontinued operations (Note 5)	168,509	1,285,017

TOTAL CURRENT ASSETS	4,320,118	2,672,424

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation (Note 7)	183,440	279,791

OTHER ASSETS	81,447	81,017

INTANGIBLE ASSETS, at cost, less accumulated amortization (Note 8)	2,300,673	2,454,051

NON-CURRENT ASSETS RELATED TO DISCONTINUED OPERATIONS (Note 5)	924,971	1,011,734

TOTAL ASSETS	$7,810,649	$6,499,017

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$582,024	$975,811
Payroll and related	660,297	820,397
Accrued expenses	349,987	448,242
Liabilities related to discontinued operations (Note 5)	656,261	845,593

TOTAL CURRENT LIABILITIES	2,248,569	3,090,043

NOTES PAYABLE, RELATED PARTIES (Note 10)	8,462,457	6,006,815

TOTAL LIABILITIES	10,711,026	9,096,858

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS’ EQUITY (DEFICIT)
CONVERTIBLE PARTICIPATING PREFERRED STOCK	2,869	2,833

COMMON STOCK	53	89

ADDITIONAL PAID-IN CAPITAL	30,370,516	30,103,124

ACCUMULATED OTHER COMPREHENSIVE LOSS	(16,112)	(196,646)

RETAINED EARNINGS (DEFICIT)	(33,257,703)	(32,507,241)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,900,377)	(2,597,841)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,810,649	$6,499,017

See accompanying notes to unaudited condensed consolidated financial statements.

SANUWAVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS
(UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2009	2008

REVENUES	$437,797	$695,228

COST OF REVENUES	98,663	221,735

GROSS PROFIT	339,134	473,493

OPERATING EXPENSES
Research and development	1,622,284	1,530,667
General and administrative	1,903,166	4,091,339
Depreciation	103,846	123,571
Amortization	153,378	153,378

TOTAL OPERATING EXPENSES	3,782,674	5,898,955

OPERATING LOSS	(3,443,540)	(5,425,462)

OTHER EXPENSE
Loss on sale of assets	(13,651)	—
Interest expense	(329,076)	(140,490)
Loss on foreign currency exchange	(37,774)	(25,006)

TOTAL OTHER EXPENSE	(380,501)	(165,496)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,824,041)	(5,590,958)

INCOME TAX EXPENSE	—	—

LOSS FROM CONTINUING OPERATIONS	(3,824,041)	(5,590,958)

DISCONTINUED OPERATIONS
Net income from discontinued operations, net of tax	581,306	119,128
Gain on sale of veterinary division, net of tax	2,492,273	—

NET INCOME FROM DISCONTINUED OPERATIONS	3,073,579	119,128

NET LOSS	(750,462)	(5,471,830)

OTHER COMPREHENSIVE INCOME (LOSS), net of tax
Foreign currency translation adjustments	(45,702)	83,002

TOTAL COMPREHENSIVE LOSS	$(796,164)	$(5,388,828)

EARNINGS (LOSS) PER SHARE:
Net loss from continuing operations — basic	$(499.02)	$(701.24)

Net loss from continuing operations — diluted	$(499.02)	$(701.24)

Net income from discontinued operations — basic	$401.09	$14.94

Net income from discontinued operations — diluted	$401.09	$14.94

Net loss — basic	$(97.93)	$(686.30)

Net loss — diluted	$(97.93)	$(686.30)

Weighted average shares outstanding — basic	7,663	7,973

Weighted average shares outstanding — diluted	7,663	7,973

See accompanying notes to unaudited condensed consolidated financial statements.

SANUWAVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(3,824,041)	$(5,590,958)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	153,378	153,378
Accrued interest	330,642	140,427
Depreciation	103,846	123,571
Bad debt recovery	(33,400)	(2,163)
Loss on sale of property and equipment	13,651	—
Stock-based compensation	267,392	267,392
Changes in assets — (increase)/decrease
Accounts receivable — trade	(3,509)	(29,850)
Due from Pulse Veterinary Technologies, LLC	(157,009)	—
Inventory	104,943	(44,080)
Prepaid expenses	(18,959)	226,912
Other assets	(430)	44,632
Changes in liabilities — increase/(decrease)
Accounts payable	(698,787)	(237,393)
Payroll and related	(160,100)	(256,532)
Accrued expenses	(98,257)	(225,586)

NET CASH USED BY CONTINUING OPERATIONS	(4,020,640)	(5,430,250)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	1,018,506	1,186,448

NET CASH USED BY OPERATING ACTIVITIES	(3,002,134)	(4,243,802)

CASH FLOWS FROM INVESTING ACTIVITIES
Continuing operations
Purchase of property and equipment	(22,281)	(117,103)

NET CASH USED BY CONTINUING OPERATIONS	(22,281)	(117,103)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	3,540,559	14,979

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	3,518,278	(102,124)

CASH FLOWS FROM FINANCING ACTIVITIES
Continuing operations
Proceeds from notes payable, related parties	2,125,000	—
Proceeds from sale of preferred stock	—	4,328,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,125,000	4,328,000

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(45,702)	83,002

NET INCREASE IN CASH	2,595,442	65,076

CASH, BEGINNING OF PERIOD	543,626	693,033

CASH, END OF PERIOD	$3,139,068	$758,109

See accompanying notes to unaudited condensed consolidated financial statements.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
1.	Nature of the Business
SANUWAVE, Inc. and subsidiaries (the “Company”) is a global medical technology company focused on the development and utilization of Pulsed Acoustic Cellular Expression (PACE) technology for advanced woundcare, orthopedic/spine, plastic/cosmetic and cardiac conditions.
2.	Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2009 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2009.
3.	Recent Accounting Pronouncements
On April 9, 2009, the FASB issued three Staff Positions (“FSP”): (1) FSP FAS 157-4, which provides guidance on determining fair value when market activity has decreased; (2) FSP FAS 115-2 and FAS 124-2, which addresses other-than-temporary impairments for debt securities; and (3) FSP FAS 107-1 and APB 28-1, which discusses fair value disclosures for financial instruments in interim periods. These FSPs are effective for interim and annual periods ending after June 15, 2009, with early adoption permitted. The implementation of these FSPs, effective January 1, 2009, did not have a material impact on the Company.
In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (“FAS 168”). The Codification will become the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of FAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. FAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We do not expect that the adoption of FAS 168 will have a material impact on our consolidated financial position or results of operations.
In May 2009, the FASB issued Statement No. 165, Subsequent Events (“FAS 165”). FAS 165 establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. FAS 165 was effective for interim or annual financial periods ending after June 15, 2009. We adopted FAS 165 during the second quarter of 2009 and its application did not affect our consolidated financial position, results of operations, or cash flows. We evaluated subsequent events through September 25, 2009, the date that the unaudited condensed consolidated financial statements were issued.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
4.	Earnings (Loss) Per Share
The Company has adopted SFAS No. 128, “Earnings per Share”, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. The Company calculates basic net income (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding during the period. The Company calculates diluted net income (loss) per share in a similar manner, but include the dilutive effect of stock options and nonvested restricted shares (units) as measured under the treasury stock method. Share-based payment awards that are contingently issuable upon the achievement of a specified market or performance condition are included in the diluted net income (loss) per share calculation in the period in which the condition is satisfied. To the extent that securities are “anti-dilutive”, they are excluded from the calculation of diluted net income (loss) per share.
As a result of the net loss for the six months ended June 30, 2009 and 2008, respectively, all potentially dilutive shares were anti-dilutive and therefore excluded from the computation of diluted net loss per share. The anti-dilutive common shares totaled 329,861 shares and 277,714 shares for the six months ended June 30, 2009 and 2008, respectively.
5.	Discontinued operations
On October 31, 2008, the Company discontinued its OssaTron mobile service business. The Company sold certain assets for a total cash consideration of $400,000 to a minority shareholder of the Company and recorded a gain of approximately $106,000.
On June 3, 2009, the Company sold its veterinary business for a total cash consideration of $3,500,000. As a result of the sale, the Company recorded a gain of approximately $2,492,300.
Accordingly, the Company’s condensed consolidated financial statements have been prepared with the net assets, results of operations, and cash flows of these businesses displayed separately as “discontinued operations.”

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
5.	Discontinued operations (continued)
The operating results of the discontinued operations are summarized as follows:

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2009	2008

Revenue	$1,458,107	$3,049,500
Cost of revenues	372,547	659,004

Gross profit	1,085,560	2,390,496

Operating expenses
Depreciation expense	2,917	672,632
Other operating expenses	503,873	1,566,200

Total operating expenses	506,790	2,238,832

Operating income	578,770	151,664

Other income (expense)	2,536	(32,536)

Income from discontinued operations before income taxes	581,306	119,128
Income tax expense	—	—

Net income from discontinued operations, net of income tax	$581,306	$119,128

The Company’s assets and liabilities related to discontinued operations were as follows:

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Cash	$—	$127,001
Accounts receivable — trade, net	—	581,200
Inventory	168,509	558,543
Prepaid expenses and other assets	—	18,273

Total current assets	168,509	1,285,017

Property and equipment, net	924,971	1,011,734

Total assets	1,093,480	2,296,751

Accounts payable and accrued expenses	(656,261)	(845,593)

Net assets of discontined operations	$437,219	$1,451,158

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
6.	Inventory
Inventory consists of the following:

	June 30,	December 31,
	2009	2008
Continuing Operations	(Unaudited)	(Audited)

Inventory — finished goods	$464,809	$294,039
Inventory — parts	114,998	390,711

Total Inventory	$579,807	$684,750

	June 30,	December 31,
	2009	2008
Discontinued Operations	(Unaudited)	(Audited)

Inventory — finished goods	$—	$258,035
Inventory — parts	168,509	300,508

Total Inventory	$168,509	$558,543

7.	Property and equipment
Property and equipment consists of the following:

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Cost
Machines and equipment	$199,520	$204,711
Office and computer equipment	311,791	353,098
Leasehold improvements	67,421	91,590
Furniture and fixtures	24,613	34,915
Software	40,232	40,233
Other assets	4,369	21,688

Total	647,946	746,235
Accumulated depreciation	(464,506)	(466,444)

Net property and equipment	$183,440	$279,791

The aggregate depreciation charged to operations was $103,846 and $123,571 for the six months ended June 30, 2009 and 2008, respectively.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
7.	Property and equipment (continued)
Property and equipment related to discontinued operations (Note 5) consists of the following:

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Cost
OssaTron devices	$4,837,165	$4,837,165
Vehicles and equipment	38,897	376,511
Furniture and fixtures	—	9,765
Software	—	4,238
Office and computer equipment	—	1,941
Other assets	—	8,520

Total	4,876,062	5,238,140
Accumulated depreciation	(3,951,091)	(4,226,406)

Net property and equipment	$924,971	$1,011,734

The aggregate depreciation charged to discontinued operations was $2,917 and $672,632 for the six months ended June 30, 2009 and 2008, respectively.
8.	Intangible assets
Intangible assets consist of the following:

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Cost
Patents, at cost	$3,502,135	$3,502,135
Less accumulated amortization	(1,201,462)	(1,048,084)

Net intangible assets	$2,300,673	$2,454,051

The aggregate amortization charged to amortization expense was $153,378 and $153,378 for the six months ended June 30, 2009 and 2008, respectively.
9.	Income taxes
Deferred income taxes are provided for temporary differences between the carrying amounts and tax bases of assets and liabilities. Deferred taxes are classified as current or noncurrent based on the financial statement classification of the related asset or liability giving rise to the temporary difference. For those deferred tax assets or liabilities (such as the tax effect of the net operating loss carryforward) which do not relate to a financial statement asset or liability, the classification is based on the expected reversal date of the temporary difference.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
10.	Notes payable, related parties
The notes payable consists of the following:

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Notes payable, unsecured, bearing interest at 6% to HealthTronics, a common shareholder of the Company. The notes were issued in conjunction with the Company’s purchase of the orthopedic division of HealthTronics on August 1, 2005. Quarterly interest through June 30, 2010, is accrued and added to the principal balance. Interest is paid quarterly in arrears beginning September 30, 2010. All remaining unpaid accrued interest and principal is due August 1, 2015. Accrued interest totaled $1,059,884 and $911,564 at June 30, 2009 and December 31, 2008, respectively.	$5,059,884	$4,911,564

Notes payable, unsecured, bearing interest at 15% to Prides Capital and NightWatch Capital, preferred shareholders of the Company. Quarterly interest through June 30, 2009 is accrued and added to the principal balance. Interest is paid quarterly in arrears beginning December 31, 2008, if elected by the holder. As of June 30, 2009, the holder has not elected to have interest paid. All remaining unpaid accrued interest and principal is due September 30, 2011. Accrued interest totaled $202,573 and $20,251 at June 30, 2009 and December 31, 2008, respectively. All or any portion of the unpaid principal can be converted into preferred stock with a conversion price of $100 per share.
	3,402,573	1,095,251

Total	8,462,457	6,006,815
Less current portion	—	—

Non current portion	$8,462,457	$6,006,815

Interest expense on related parties notes payable totaled was $330,642 and $140,427 for the six months ended June 30, 2009 and 2008, respectively.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
11.	Convertible participating preferred stock
During the six months ended June 30, 2008, the Company issued 43,280 shares of Series A convertible participating preferred stock at $100 per share for a total cash proceeds of $4,328,000. The Company did not issue any Series A convertible participating preferred stock during the six months ended June 30, 2009 for cash consideration.
Conversion
Each share of Series A convertible participating preferred stock, at the option of the holder, is convertible into a number of duly authorized, validly issued, fully paid and non-assessable shares of common stock as determined by multiplying the number of shares of Series A convertible participating preferred stock being converted by the applicable conversion rate. The conversion rate in effect at any time is determined by dividing the preferred stock issue price plus an amount equal to the per share value of all accrued and unpaid dividends by the conversion price in effect at that time.
Dividends
The holders of the Series A convertible participating preferred stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on preferred stock are in preference to and prior to any payment of any dividend on common stock and are not cumulative. As of June 30, 2009 and December 31, 2008, no dividends had been declared.
Liquidation preference
In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A convertible participating preferred stock are entitled to receive prior to, and in preference to, any distribution to the common stockholders, an amount equal to the greater of $100 per share plus accrued but unpaid dividends, or such amount per share as would have been payable had all shares of the Series A convertible participating preferred stock been converted to common stock immediately prior to such event of liquidation, dissolution or winding up. In the event that upon liquidation or dissolution, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the shares of Series A convertible participating preferred stock in proportion to the full preferential amount each is otherwise entitled to receive.
After the distributions described above have been paid in full, the remaining assets of the Company available for distribution shall be distributed pro-rata to the holders of the shares of common stock.
Voting rights
Each Series A convertible participating preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares are convertible.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
12.	Commitments and Contingencies
The Company leases office and warehouse space. Rent expense was $295,934 and $315,440 for the six months ended June 30, 2009 and 2008, respectively.
The Company is involved in various legal matters that have arisen in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that the resolution will not have a material adverse effect on the consolidated financial position or results of operations of the Company.
13.	401k plan
The Company sponsors a 401k plan that covers all employees who meet the eligibility requirements. The Company matches 50% of employee contributions up to 6% of their compensation. The Company contributed $34,360 and $38,861 to the plan for the six months ended June 30, 2009 and 2008, respectively.
14.	Going concern
As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $750,462 and $5,471,830 for the six months ended June 30, 2009 and 2008, respectively. The Company incurred a net loss from continuing operations of $3,824,041 and $5,590,958 for the six months ended June 30, 2009 and 2008, respectively. These operating losses create an uncertainty about the Company’s ability to continue as a going concern. Management of the Company believes the Company’s current investors and/or potential additional investors, as well as possible asset sales, will provide the necessary funding for the Company. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is economically dependent upon future capital contributions or financing to fund ongoing operations. During the six months ended June 30, 2009, the Company obtained cash infusions totaling $2,125,000 in the form of notes payable, from related parties (Note 10). The notes payable can be converted into additional shares of convertible participating preferred stock with all or any portion of the unpaid principal at a conversion price of $100 per share. In addition, on June 3, 2009 the Company sold its veterinary business for a total cash consideration of $3,500,000 (Note 5).
15.	Stock-based compensation
During 2006, the Company approved the 2006 Stock Incentive Plan (“the Plan”) and certain Nonstatutory Stock Option Agreements with key employees. The Nonstatutory Stock Option Agreements have terms substantially the same as the Plan. The Plan permits granting of awards to selected employees and directors of the Company in the form of options to purchase shares of common stock. Options granted may include Nonstatutory Options as well as Non-qualified Incentive Stock Options. The Plan is currently administered by the Board of Directors. The Plan gives broad powers to the Board of Directors to administer and interpret the particular form and conditions of each option. The stock options granted were nonstatutory options which, under the Plan, vest equally over a four year period, and have a 10-year term. The options were granted to employees at an exercise price of $100 per share, which was deemed to be the fair market value of the common stock on the date of the grant. It is the Company’s policy to issue new stock certificates to satisfy stock option exercises.
Using the Black-Scholes option pricing model, management has determined that the options have a weighted average fair value per share of $48.51 at June 30, 2009 and $48.48 at June 30, 2008. Compensation cost will be recognized over the weighted average four year service period. For the six months ended June 30, 2009 and 2008, the Company recognized $267,392 and $267,392 as compensation cost, respectively. There were no stock options granted for the six months ended June 30, 2009.

SANUWAVE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
16.	Subsequent Events
In September, 2009, SANUWAVE sold 17,720 units in the Company to a group of accredited investors for $1,819,844. The unit consists of one share of the Company’s common stock, one warrant to purchase an additional share of the Company for $136.93 per share and one warrant to purchase an additional share of the Company for $273.87 per share.
On September 25, 2009, Rub Music Enterprises, Inc. (“RME”) and RME Delaware Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), entered into a reverse merger agreement (the “Merger Agreement”) with SANUWAVE and the stockholders of SANUWAVE. Pursuant to the Merger Agreement, the Merger Sub merged with and into SANUWAVE, with SANUWAVE as the surviving entity (the “Merger”). In connection with the Merger, RME acquired 100% of the outstanding capital stock of SANUWAVE and the stockholders of SANUWAVE received 11,009,657 shares of the RME’s common stock, warrants to purchase 1,106,627 shares of RME’s common stock at $4.00 per share, and warrants to purchase an additional 1,106,627 shares of RME’s common stock at $8.00 per share. In addition, in connection with the Merger, certain stockholders of RME agreed to cancel all of their shares of common stock of RME, except for 1,500,000 shares of common stock, for an aggregate price of $180,000 (the “Share Repurchase”). At the time of the Merger, RME had 1,500,000 warrants outstanding to purchase RME’s common stock at $4.00 per share.
As a result of the Merger and Share Repurchase, the stockholders of SANUWAVE control approximately 88% of RME’s outstanding common stock, holding 11,009,657 of the 12,509,657 outstanding shares, and SANUWAVE is considered the accounting acquirer in this Merger. RME was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) immediately prior to the Merger. As a result of the Merger, RME’s operations are now focused in global medical technology. Consequently, RME believes that the Merger has caused RME to cease being a shell company as it no longer has nominal operations.

UNAUDITED CONDENSED COMBINED PROFORMA BALANCE SHEET

					Proforma
	Rub Music				Rub Music
	Enterprises, Inc.	SANUWAVE, Inc.			Enterprises, Inc.
	June 30,	June 30,		Proforma	June 30,
	2009	2009		Adjustments	2009
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$348	$3,139,068	(1)	$1,820,000	$4,709,416
			(2)	(180,000)
			(4)	(70,000)
Accounts receivable — trade, net of allowance	—	89,324		—	89,324
Inventory	—	579,807		—	579,807
Prepaid expenses	—	125,576		—	125,576
Due from Pulse Veterinary Technologies, LLC	—	217,834		—	217,834
Current assets related to discontinued operations	—	168,509		—	168,509

TOTAL CURRENT ASSETS	348	4,320,118		1,570,000	5,890,466

PROPERTY AND EQUIPMENT, NET	—	183,440		—	183,440

OTHER ASSETS	—	81,447		—	81,447

INTANGIBLE ASSETS, NET	—	2,300,673		—	2,300,673

NON-CURRENT ASSETS RELATED TO DISCONTINUED OPERATIONS	—	924,971		—	924,971

TOTAL ASSETS	$348	$7,810,649		$1,570,000	$9,380,997

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$11,851	$582,024	(4)	$(18,440)	$575,435
Note payable — related party	48,000	—	(4)	(48,000)	—
Accured interest payable — related party	3,560	—	(4)	(3,560)	—
Payroll and related expenses	—	660,297		—	660,297
Accrued expenses	—	349,987		—	349,987
Liabilities related to discontinued operations	—	656,261		—	656,261

TOTAL CURRENT LIABILITIES	63,411	2,248,569		(70,000)	2,241,980

NOTES PAYABLE, RELATED PARTIES	—	8,462,457		—	8,462,457

TOTAL LIABILITIES	63,411	10,711,026		(70,000)	10,704,437

STOCKHOLDERS’ EQUITY (DEFICIT)
CONVERTIBLE PARTICIPATING PREFERRED STOCK	—	2,869	(1)	(2,869)	—

COMMON STOCK	40,700	53	(1)	10,957	12,510
			(2)	(39,200)

ADDITIONAL PAID-IN CAPITAL	(69,331)	30,370,516	(1)	1,811,912	31,937,865
			(2)	(140,800)
			(3)	(34,432)

ACCUMULATED OTHER COMPREHENSIVE LOSS	—	(16,112)		—	(16,112)

RETAINED EARNINGS (DEFICIT)	39,678	(33,257,703	)(3)	(39,678)	(33,257,703)

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	(74,110)	—	(3)	74,110	—

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(63,063)	(2,900,377)		1,640,000	(1,323,440)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$348	$7,810,649		$1,570,000	$9,380,997

See accompanying notes to unaudited condensed combined proforma balane sheet

NOTES TO UNAUDITED CONDENSED COMBINED PROFORMA BALANCE SHEET
The unaudited condensed combined proforma balance sheet at June 30, 2009 gives proforma effect to the merger agreement as if it had occurred on June 30, 2009. The unaudited condensed combined proforma balance sheet is based on the historical balance sheets of Rub Music Enterprises, Inc. and SANUWAVE, Inc. at June 30, 2009.
The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger and are factually supportable.
This information should be read together with the financials statements of Rub Music Enterprises, Inc. and the notes thereto and the consolidated financial statements of SANUWAVE, Inc. and the notes thereto.
The unaudited condensed combined proforma balance sheet is presented for informational purposes only and is subject to a number of uncertainties and assumptions and does not purport to represent what the companies’ actual financial position would have been had the transaction occurred on June 30, 2009 and does not purport to indicate the financial position as of any future date.
1. SANUWAVE, Inc. convertible participating preferred shareholders and common shareholders received 11,009,657 shares of Rub Music Enterprises, Inc. common stock at a par value of $0.001 per share. SANUWAVE, Inc. sold common stock in September, 2009 for total proceeds of $1,820,000
2. Rub Music Enterprises, Inc. common stock outstanding was repurchased by the company during the period July 1, 2009 to September 25, 2009 for $180,000 reducing the common stock outstanding from 40,700,000 common shares to 1,500,000 common shares.
3. Effective with the merger, Rub Music Enterprises, Inc. is no longer a development stage company.
4. Effective with the merger, SANUWAVE, Inc. paid $70,000 to Rub Music Enterprises, Inc. for Rub Music Enterprises, Inc. to pay all outstanding recorded liabilities.